Exhibit 23.2
Consent of Independent Chartered Accounts
     We hereby consent to the use in the Prospectus constituting a part of the Registration Statement (Form S-1 No. 333-143471), and the Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, of our report dated 8 June 2006 relating to the consolidated financial statements of Hay Hall Holdings Limited, which is contained in that Prospectus.
     We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Stoy Hayward LLP
Birmingham, United Kingdom
20 June, 2007